Exhibit 10.1

UNITED BANKSHARES, INC.

2011 LONG-TERM INCENTIVE PLAN

OPTION AGREEMENT

THIS OPTION AGREEMENT, made as of                     (“Grant Date”) by and between UNITED BANKSHARES, INC. (“United”) and                     (“Participant”).

WHEREAS, the United Bankshares, Inc. 2011 Long-Term Incentive Plan (“the Plan”), providing for awards of non-statutory stock options, was adopted by the Board of Directors of United on February 28, 2011, and approved by its shareholders on May 16, 2011; and

WHEREAS, the Plan provides that the United Bankshares, Inc. Compensation Committee (“the Committee”) shall administer the Plan; and

WHEREAS, the Plan provides that the Committee may select any key employee of United or of its subsidiaries or any non-employee Director of United to participate in the Plan; and

WHEREAS, the Committee has selected Participant who meets the Plan’s eligibility requirements to participate in the Plan and to be granted an option to purchase the shares of stock described hereafter in accordance with the terms of this Option Agreement and the Plan; and

WHEREAS, the Committee by resolution effective                         , authorized the Chairman to award stock options to deserving, eligible participants and further authorized the Chairman, President or Executive Vice President, and Secretary of the Company to execute this Option Agreement evidencing the grant of such option.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1.         Grant of Option. United hereby irrevocably grants to Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (“Option”) to purchase all or any part of an aggregate of                 shares of authorized common stock of United on the terms and conditions herein set forth. The term “common stock” as used herein shall, except as otherwise indicated by the context, mean the $2.50 par value common stock of United authorized as of the date hereof. The options awarded hereunder are not intended to qualify as incentive stock options (ISOs) as defined in the Internal Revenue Code of 1986, as amended (“Code”).

2.         Option Price. The purchase price for each share of common stock covered by the Option shall be $__.    per share, which amount represents the fair market value of the stock on the Grant Date as determined as set forth in the Plan and in good faith by the Committee.

3.         Term. The term of the Option shall be for a period of ten (10) years from the Grant Date unless the Option expires or is terminated at an earlier time as hereinafter provided.

4.         Rights as Stockholders. Participant shall not have any of the rights of a stockholder with respect to the shares of common stock covered by the Option until such shares shall be issued upon the due exercise of the Option.

5.         Nonassignable and Nontransferable. Pursuant to the Plan, each Option, and all rights thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. With the exception hereafter noted for disability, during Participant’s lifetime, an Option may only be exercised by Participant. If Participant suffers total and permanent disability, an Option may be exercised by Participant, if capable, or by Participant’s committee, guardian, attorney-in-fact or other authorized person or entity. After the death of Participant, an Option may be exercised by his or her personal representative, legatee or heir, as the case may be.

6.         Exercisability of Option.

(a) Vesting Schedule. The Option shall become exercisable in accordance with the following vesting schedule:

Years from Grant of Option	Percentage Vested
1	25%
2	50%
3	75%
4	100%

(b) Additional Conditions to Vesting. Except as otherwise provided in Section 6(c) below, in order for options to vest, an optionee must be (i) in the case of a Key Employee, an employee on the date the options are scheduled to vest (as outlined in the preceding schedule) or in the case of a non-employee Director, a member of the Board of Directors of United on the date the options are scheduled to vest (as outlined in the preceding schedule).

(c) Accelerated Vesting. In the case of a Participant who is a Key Employee, in the event of termination and separation from service as an employee of United or its affiliates by Death, due to Disability (as defined in the Plan), due to Normal Retirement (as defined in the Plan), or due to Change in Control (as defined in the Plan,) vesting shall be accelerated and Participant shall be permitted to exercise all options granted beginning on the date of such termination and separation from service as an employee of United or its subsidiaries by Death, due to Disability, due to Normal Retirement or due to Change in Control. In the case of a Participant who is a non-employee Director of United, in the event of termination and separation from service on the Board of United due to Normal Separation (as defined in the Plan), upon Death, or due to Change in Control (as defined in the Plan), vesting shall be accelerated and such Participant shall be permitted to exercise all options granted beginning on the date of such termination and separation from service on the Board of United due to Normal Separation, upon Death, or due to Change in Control. Options that have not been exercised (whether they are vested or not) at the time a Key Employee is terminated For Cause (as defined in the Plan), or a non-employee Director’s service is terminated For Cause (as defined in the Plan) will be forfeited immediately.

7.         Termination of Option. Except as provided otherwise herein, all rights under the Option shall expire, to the extent not heretofore exercised, ten years from the grant of this Option. In addition, all Options are subject to Clawback, meaning cancellation, forfeiture, or recapture of the proceeds of any Options, according to such terms and conditions as may be determined from time to time by the Committee to comply with regulations issued by the Securities and Exchange Commission.

8.         Employment Status of Employee. With respect to a Key Employee, except as hereinafter provided with respect to Normal Retirement, termination due to disability and termination due to death and subject to the termination of option provisions in Section 7 above, and in Section 6 concerning termination For Cause, each vested Option, to the extent it shall not have been exercised, shall terminate upon three (3) months after the termination of employment of Participant. In the event termination of employment is the result of the optionee’s Normal Retirement (as defined in the Plan), Disability (as defined in the Plan), each vested Option, to the extent it shall not have been exercised, shall remain exercisable throughout its original term. With respect to Participants who are Key Employees, and with respect to Participants who are non-employee Directors, in the event of Death, each vested Option, to the extent it shall not have been exercised, shall terminate one year after Participant’s death, but in no event shall the option be exercisable beyond the award’s original expiration date. Provided, however, that nothing in this section shall operate to extend the term of the Option beyond the term stated in Section 3 hereof, subject to earlier termination of the option as provided in Sections 6 and 7 above, and this Section 8. Any option that is not vested at the time of, in the case of a Participant who is a Key Employee, termination and separation from service as an employee of United or its subsidiaries other than by Death, due to Disability (as defined in the Plan), due to Normal Retirement (as defined in the Plan), or due to Change in Control (as defined in the Plan,) will expire and be forfeited commensurate with such termination of employment, as applicable. Any option that is not vested at the time of, in the case of a Participant who is a non-employee Director of United, termination and separation from service on the Board of United other than due to Normal Separation (as defined in the Plan), upon Death, or due to Change in Control (as defined in the Plan), will expire and be forfeited commensurate with such termination of Board service, as applicable.

9.         Change of Duties. In the case of a Key Employee, this Option shall not be affected (i) by any change of duties or position (including transfer to or from a subsidiary), so long as Participant continues to be an employee of United or of any of its subsidiaries, or (ii) by a temporary leave of absence that does not sever the employment relationship. For this purpose, a temporary leave of absence for a period of less than three (3) months must be approved by an officer of the Company [or in accordance with procedures applicable to approved leaves under the Family and Medical Leave Act of 1993], and a temporary leave of absence for a period of three (3) months or more must be approved by the Committee or Board of Directors of United.

10.         Changes in Capital Structure. The number, kind, or class (or any combination thereof) of shares of stock reserved under Section 4 of the Plan; the grant limitations also defined in Section 4 of the Plan; the number, kind, or class (or any combination thereof) of shares of stock subject to options; and the exercise price of the options shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of United, including, but not limited to, such changes as stock dividends or stock splits.

11.         Exercise of Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to United Bankshares, Inc. at United’s offices, which are presently at United Square, Fifth & Avery Streets, Parkersburg, West Virginia 26101. Such notice shall state the date of this Agreement, the election to exercise the Option, and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of the shares or by alternative means of exercise as determined by the Committee. United shall issue and deliver a certificate or certificates representing the shares as soon as practicable after the notice is received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons exercising the Option and shall be delivered to or upon the written order of the person or persons exercising the Option. In the event the Option is being exercised pursuant to Section 5 hereof by any person or persons other than Participant, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares issued as provided herein will be fully paid and non-assessable.

12.         Order of Exercise. Any vested option granted pursuant to this Plan may be exercised in any order, at the discretion of Participant.

13.         Reservation of Shares. United shall at all times during the term of the Option reserve a number of shares of common stock that will be sufficient to satisfy the requirements of this Option Agreement, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for United, shall be applicable thereto.

14.         Inclusion of Subsidiary and Successor Corporations. For purposes of this Option Agreement, employment by a subsidiary corporation of United shall be considered employment by United. As used in this paragraph, the term “subsidiary corporation” shall mean any present or future subsidiary corporation of United coming within the definition of “subsidiary corporation” contained in Section 424(f) of the Internal Revenue Code of 1986, as amended, or any successor section. This Option Agreement shall be binding upon any successor or successors of United and reference herein to United, unless clearly inapplicable, shall be deemed to include any such successor or successors of United.

15.         Effect of Plan. The Option granted hereunder is granted pursuant to the terms of and is in all respects limited and conditioned as provided in the United Bankshares, Inc. 2011 Long-Term Incentive Plan, a copy of which is attached to and made a part of this Option Agreement. In the event any conflict exists between the terms and conditions of the Plan at the Grant Date and this Option Agreement, the terms and conditions of the Plan shall prevail.

16.         Disclosure. Employee acknowledges receipt of a copy of the United Bankshares, Inc. 2011 Long-Term Incentive Plan, and a copy of the most recent United Bankshares, Inc. Annual Report.

17.         Construction. If any provision of this Option Agreement is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Option Agreement, but shall be fully severable, and the Option Agreement shall be construed and enforced as if the illegal or invalid provisions had never been inserted. For all purposes of the Option Agreement, where the context permits, the singular shall include the plural, and the plural shall include the singular. All decisions of the Committee upon questions regarding the Option Agreement shall be conclusive and binding on all persons. The headings of the paragraphs of this Option Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms of provisions hereof.

18.         Governing Law. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of West Virginia. Any dispute, controversy or claim between United and Participant, any Beneficiary or other person arising out of or relating to the Plan or this Agreement shall be settled by arbitration conducted in the City of Charleston in accordance with the Commercial Rules of the American Arbitration Association then in force and West Virginia law within 30 days after written notice from one party to the other requesting that the matter be submitted to arbitration. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Failure to initiate arbitration within this time period will result in waiver of any right to bring arbitration or any other legal action with respect to the Plan, or this Agreement. The arbitration decision or award shall be binding and final upon the parties. The arbitration award shall be in writing and shall set forth the basis thereof. The existence, contents or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. The parties shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. United shall reimburse Participant for all costs and expenses (including, without limitation, reasonable attorneys’ fees, arbitration and court costs and other related costs and expenses) the Participant reasonably incurs as a result of any dispute or contest regarding the Plan, or this Agreement and the parties’ rights and obligations hereunder if, and when, the Participant prevails on at least one material claim; otherwise, each party shall be responsible for its own costs and expenses.

19.         Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, United has caused this Option Agreement to be executed by its officers thereunto duly authorized, and Participant has signed the same, all as of the day and year first above written:

UNITED BANKSHARES, INC.

By:
Its:	Chairman and CEO

[CORPORATE SEAL]
ATTEST:

[SEAL]
PARTICIPANT